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                                                                 Exhibit 24.4

                                 POWER OF ATTORNEY

     The undersigned hereby appoints McHenry T. Tichenor, Jr. and Jeffrey T. Hinson, and each of them as agent and attorney-in-fact, with the ability to individually act for and on behalf of the undersigned in any lawful way with respect to the following:

     1. SCOPE OF AUTHORITY. To execute (i) any and all schedules and amendments thereto which are required to be filed by the undersigned with the Securities Exchange Commission (the "SEC") pursuant to
          Section 13(d) of the Exchange Act of 1934 (the "Exchange Act") and the Rules and Regulations promulgated thereunder, and (ii) any and all schedules or forms required to be filed by the undersigned pursuant to Section 16 of the Exchange Act and the Rules and Regulations promulgated thereunder including, without limitation, Forms 3, 4, or 5.

     2. REVOCATION. This power of attorney may be voluntarily revoked by the undersigned only by filing such written instrument in the county records of Dallas County, State of Texas.

     3. GOVERNING LAW. The validity, construction, and interpretation of this Power of Attorney shall be governed by the laws of the State of Texas.

     Signed this 2nd day of February, 1998.


                                     /s/ McHenry T. Tichenor, Sr.
                                     ----------------------------------
                                        McHenry T. Tichenor, Sr.